                                STATE OF DELAWARE
                            CERTIFICATE OF OWNERSHIP
                                   AND MERGER

                                             Section 253C Parent into Subsidiary

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                 NEW AGE TRANSLATION, INC., a Nevada corporation

                                      INTO

                NEW AGE TRANSLATION, INC., a Delaware corporation

New Age Translation, Inc., a corporation organized and existing under the laws of the State of Nevada,

     DOES HEREBY CERTIFY:

     FIRST: That it was organized pursuant to the provisions of the Nevada
Revised Statutes on November 22, 2004.

     SECOND: That it owns 100% of the outstanding shares of the capital stock of
New Age Translation, Inc., a corporation organized pursuant to the provisions of the General Corporation Law of the State of Delaware on November 22, 2006.

     THIRD: That its Board of Directors, by Unanimous Written Consent dated
November 22, 2006, determined to merge the corporation into said New Age
Translation, Inc. (Nevada), and did adopt the following resolutions:

     RESOLVED, that this corporation, New Age Translation, Inc. (Nevada), merges itself into New Age Translation, Inc. (Delaware), which corporation assumes all of the obligations of New Age Translation, Inc. (Nevada).

     FURTHER RESOLVED, that the terms and conditions of the merger are as follows:

     Upon completion of the merger, the holders of the common stock of New Age
Translation, Inc. (Nevada) shall receive 3.18877518427542 shares of the common stock of New Age Translation, Inc. (Delaware) in exchange for each share of common stock of New Age Translation, Inc. (Nevada) and shall have no further claims of any kind or nature; and all of the common stock of New Age
Translation, Inc. (Delaware) held by New Age Translation, Inc. (Nevada) shall be surrendered and canceled.

     FOURTH: That this merger has been approved by the holders of at least a majority of the outstanding shares of stock of this corporation, New Age
Translation, Inc. (Nevada), by written consent in lieu of a meeting of the stockholders.

     FIFTH: That the name of the surviving corporation shall be New Age
Translation, Inc.

     IN WITNESS WHEREOF, said parent corporation has caused this Certificate to be signed by an authorized officer this 22nd day of November 2006.

                                        By:    /s/ John A. Fahlberg
                                               -----------------------------------
                                               Authorized Officer

                                        Name:  John A. Fahlberg
                                               -----------------------------------
                                               Print or Type

                                        Title: President
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